Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 17, 2015 (except Note 1, as to which the date is September 9, 2015), with respect to the consolidated financial statements of Cortendo AB included in Amendment No. 1 to the Registration Statement (Form F-1 No. 333-206654) and related Prospectus of Strongbridge Biopharma plc for the registration of its ordinary shares.

/s/ Ernst & Young AB

Gothenburg, Sweden

September 9, 2015